Exhibit 99.1

Unaudited Financial Statements of Wins Finance Group Limited

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	June 30, 2015
	(Unaudited)
ASSETS

Cash	$6,639,115	$9,883,091
Restricted cash	28,748,831	28,494,217
Short-term investments	179,923,944	184,160,555
Guarantees paid on behalf of guarantee service customers	607,936	633,313
Interest receivable	2,891,403	247,912
Net investment in direct financing leases	25,335,868	25,829,055
Deferred tax assets, net	398,889	414,479
Property and equipment, net	818,971	915,416
Other assets	430,133	427,386
TOTAL ASSETS	$245,795,090	$251,005,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities

Bank loan for capital lease business	$431,381	$511,825
Interest payable	706	49,719
Income tax payable	3,674,953	3,067,757
Unearned income from financial guarantee services	3,566,200	3,659,062
Other liabilities	4,203,364	4,067,343
Allowance on financial guarantee services	1,210,990	1,261,868
Deferred income tax liability	364,103	1,123,742
Total Liabilities	13,451,697	13,741,316

Shareholders’ Equity
Ordinary shares (par value $1 per share, 35,000,000 shares authorized; 30,000,100 and 30,000,100 ordinary shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively)	30,000,100	30,000,100
Additional paid-in capital	169,367,482	169,367,482
Statutory reserve	325	325
Retained earnings	38,147,221	33,490,567
Accumulated other comprehensive income/(loss)	(5,171,735)	4,405,634
Total Shareholders’ Equity	232,343,393	237,264,108

TOTAL LIABILITIES AND EQUITY	$245,795,090	$251,005,424

See notes to the consolidated financial statements.

F-1

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME/(LOSS)

	For The Three Months Ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
Guarantee service income
Commissions and fees on financial guarantee services	$1,751,579	$2,164,369
Reversal of provision on financial guarantee services	319	15,923
Commissions and fees on guarantee services, net	1,751,898	2,180,292

Direct financing lease income
Direct financing lease interest income	473,752	565,262
Interest expense for direct financing leases	(5,350)	(46,558)
Provision for lease payment receivables	(4,137)	(7,688)
Net direct financing lease interest income after provision for receivables	464,265	511,016

Financial advisory and lease agency income	-	742,465
Net revenue	2,216,163	3,433,773

Non-interest income
Interest on short-term investments	3,587,140	3,982,007
Total non-interest income	3,587,140	3,982,007

Non-interest expense
Business taxes and surcharge	(126,961)	(79,394)
Salaries and employees surcharge	(181,319)	(74,735)
Rental expenses	(64,435)	(41,490)
Other operating expenses	(389,357)	(304,219)
Total non-interest expense	(762,072)	(499,838)

Income before taxes	5,041,231	6,915,942

Income tax expense	(1,111,144)	(1,328,659)
Deferred tax expense	726,567	615,123
NET INCOME	4,656,654	6,202,406

Other comprehensive income
Foreign currency translation adjustment	(9,577,369)	324,238
COMPREHENSIVE INCOME/(LOSS)	$(4,920,715)	$6,526,644

Weighted-average ordinary shares outstanding – basic and diluted	30,000,100	30,000,100
Earnings per share – Basic and diluted	$0.16	$0.21

See notes to the consolidated financial statements.

F-2

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional Paid-in	Accumulated other Accumulated other Comprehensive	Statutory	Retained Earnings /	Total Shareholder’s
	Shares	Amount	Capital	Income	Reserve	(Deficits)	Equity
Balance as of July 1, 2014	30,000,100	$30,000,100	$169,367,482	$2,647,794	$325	$7,417,914	$209,433,615
Net income	-	-	-	-	-	26,072,653	26,072,653
Foreign currency translation adjustment	-	-	-	1,757,840	-	-	1,757,840
Balance as of June 30, 2015	30,000,100	$30,000,100	$169,367,482	$4,405,634	$325	$33,490,567	$237,264,108
Net income	-	-	-	-	-	4,656,654	4,656,654
Foreign currency translation adjustment	-	-	-	(9,577,369)	-	-	(9,577,369)
Balance as of September 30, 2015	30,000,100	$30,000,100	$169,367,482	$(5,171,735)	$325	$38,147,221	$232,343,393

See notes to the consolidated financial statements.

F-3

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Three Months Ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,656,654	$6,202,406
Adjustments to reconcile net loss to net cash provided by/ (used in) operating activities:
Depreciation and amortization	66,677	62,614
Provision for lease payment receivables	4,137	7,688
Deferred tax assets benefit	(726,567)	(615,123)
Reversal for guarantees	(319)	(15,923)

Changes in assets and liabilities:
Net investment in direct financing leases	(554,211)	5,356,599
Commissions receivable	250,340	3,813,394
Guarantee evaluation receivables	-	(32,495)
Interest receivable	(2,693,980)	(3,814,181)
Other assets	(334,332)	(120,187)
Lease receivables in lease agency transactions	-	(118,609)
Lease payables in lease agency transactions	-	116,578
Interest payable	(47,744)	4,848
Income tax payable	741,287	1,101,114
Unearned income	54,579	(2,535,074)
Other liabilities	367,389	1,074,010
Net Cash Provided by Operating Activities	1,783,910	10,487,659

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short-term investments	(11,167,837)	(8,123,873)
Proceeds from maturities of short-term investments	7,977,025	-
Deposit paid to banks for financial guarantee services	(29,188,228)	(29,005,233)
Purchase of property, plant and equipment	(6,001)	(106,966)
Loan repaid by owners	-	24,805,433
Loan lent to owners	-	(16,647,893)
Deposit released from banks for financial guarantee services	27,770,497	16,226,362
Net Cash (Used in) Investing Activities	(4,614,544)	(12,852,170)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term loans	(60,851)	(156,036)
Loan repaid to owners	-	(406,194)
Loan borrowed from owners	-	40,619
Net Cash (Used In) Financing Activities	(60,851)	(521,611)

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	(352,491)	14,882

NET (DECREASE) IN CASH	(3,243,976)	(2,871,240)
Cash and cash equivalents at beginning of period	9,883,091	5,329,454
Cash and cash equivalents at end of period	$6,639,115	$2,458,214

Supplemental cash flow information:
Cash paid for income taxes	$369,862	$228,126
Cash paid for interest expense	$47,739	$41,860

See notes to the consolidated financial statements.

F-4

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Wins Finance Group Limited (“WFG”) was incorporated under the laws of British Virgin Islands on July 27, 2014 and was initially owned 100% by Mr. Wang Hong. On October 23, 2014, WFG acquired a wholly-owned subsidiary, Full Shine Capital Resources Limited (“Full Shine”), which is a shell company incorporated in the laws of the Hong Kong Special Administrative Region (the “HKSAR” or “Hong Kong”), for $1.

On December 2, 2014 WFG, through Full Shine, acquired 100% of the equity capital of Jinshang International Financial Leasing Co., Ltd., a PRC company (“Jinshang Leasing”), by means of a share exchange (the “Jinshang Leasing Share Exchange”) pursuant to which WFG issued 30,000,000 ordinary shares to a personal holding company owned by Mr. Wang Hong in exchange for Mr. Wang Hong’s transferring 100% of the equity capital of Jinshang Leasing to Full Shine.

The share exchange among WFG, Full Shine and Mr. Wang Hong is considered in substance to be a capital transaction, rather than a business combination transaction, because prior to the share exchange WFG and Full Shine did not have any operations, had an immaterial amount of assets, and were controlled by the same owner as Jinshang Leasing. WFG’s financial statements as of and for the year ended June 30, 2015 consolidate WFG, Full Shine, Jinshang Leasing, and Jinshang Leasing’s direct and indirect wholly-owned PRC subsidiaries Shanxi Jinchen Agriculture Co., Ltd. (“Jinchen Agriculture”), Shanxi Dongsheng Finance Guarantee Co., Ltd. (“Dongsheng Guarantee”) and Tianjin Jinshang Jiaming Financial Leasing Co. Ltd. (“Tianjin Jiaming”). The balance sheet as of June 30, 2014, and the statements of income and comprehensive income and the statement of cash flow for the year ended June 30, 2014 were retrospectively adjusted to furnish comparative information, and include Jinshang Leasing, Jinchen Agriculture, Dongsheng Guarantee and Tianjin Jiaming. WFG recognized the acquired entities’ assets and liabilities at their carrying amounts in the accounts of the acquired entities at the date of completion of the common control capital transaction. Following the completion of the capital transaction, WFG conducted business operations primarily through Jinshang Leasing and Dongsheng Guarantee.

Jinshang Leasing was incorporated on May 18, 2009 in Beijing, the People’s Republic of China (the “PRC”) under the laws of PRC and engages primarily in providing financing lease services to small and medium-sized companies and related financing consulting services in the PRC.

Tianjin Jiaming was incorporated on April 23, 2014 as a wholly-owned subsidiary of Jinshang Leasing. Tianjin Jiaming did not conduct any business activities from its inception through September 30, 2015.

Jinchen Agriculture was incorporated on February 29, 2012 in Jinzhong City. Shangxi Province, PRC under the laws of PRC. Jinchen Agriculture did not conduct any business activities from its inception through September 30, 2015.

Dongsheng Guarantee was incorporated on February 22, 2006 in Jinzhong City, Shangxi Province, PRC under the laws of PRC and is mainly engaged in providing credit guarantees to small and medium-sized companies and related consulting finance services in the PRC.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation and principle of consolidation

The unaudited interim consolidated financial statements of WFG and its subsidiaries are prepared and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The interim consolidated financial information as of September 30, 2015 and for the three months ended September 30, 2015 and 2014 has been prepared without audit in accordance with Regulation S-X the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures which are normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted from this interim financial statements in accordance with rules and regulations of the SEC. The interim consolidated financial information should be read in conjunction with WFG’s audited financial statements and the notes thereto for the fiscal year ended June 30, 2015 included in Wins Finance Holdings Inc.’s Current Report on Form 8-K filed with the SEC on October 30, 2015.

F-5

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of WFG’s financial position as of September 30, 2015, its results of operations and its cash flows for the three months ended September 30, 2015 and 2014, as applicable, have been made. The unaudited interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

The consolidated financial statements include the financial statements of WFG and its subsidiaries, including its wholly-foreign owned enterprises ("WFOEs") in the PRC.

A subsidiary is an entity as to which WFG (i) directly or indirectly controls more than 50% of the voting power; or (ii) has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

All significant inter-company transactions and balances have been eliminated upon consolidation.

(b) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using information then currently available. Changes in facts and circumstances may cause WFG to revise its estimates. Material estimates that are particularly susceptible to significant change in the near-term include the determination of the allowances for doubtful accounts receivable and for guarantee losses.

Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful receivables; (ii) estimates of losses on unexpired contracts and financial guarantee service contracts; (iii) accrual of estimated liabilities; (iv) useful lives of long-lived assets; (v) impairment of long-lived assets; (vi) valuation allowance for deferred tax assets; and (vii) contingencies.

(c) Operating segments

ASC 280, Segment Reporting, requires companies to report financial and descriptive information about their reportable operating segments, including segment profit or loss, certain specific revenue and expense items, and segment assets. All of WFG’s activities are interrelated, and each activity is dependent and assessed based on how each of the activities of WFG supports the others.

WFG’s chief operating decision-maker (“CODM”) has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for both the financing lease business and the guarantee business. WFG’s net revenues are all generated from customers in the PRC. Hence, WFG operates and manages its business within one reportable segment, which is to provide financial services in the PRC domestic market. For the three months ended September 30, 2015, there was one customer that accounted for more than10% of WFG’s revenue. This customer accounted for 12% and 9%, respectively, of WFG’s total revenue for the three months ended September 30, 2015 and 2014.

F-6

As of September 30, 2015, two customers accounted for 11.5% and 11.4%, respectively, of the aggregate balances of loans guaranteed by Dongsheng Guarantee. As of September 30, 2014, two customers accounted for 32.3% and 17.9%, respectively, of the aggregate balances of loans guaranteed by Dongsheng Guarantee. No other customers accounted for over 10% of such aggregate balances as of September 30, 2015 and September 30, 2014

(d) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in banks and highly liquid investments with original maturities of three months or less that are unrestricted as to withdrawal and use.

(e) Restricted Cash

Restricted cash represents cash pledged to banks by WFG’s subsidiary Dongsheng Guarantee, as guarantor for guarantee business customers. The banks providing loans to WFG’s guarantee service customers generally require Dongsheng Guarantee, as the guarantor of the loans, to pledge a cash deposit of 10% to 20% of the guaranteed amount to an escrow account that is restricted from use. The deposit is released after the guaranteed bank loan is paid off and Dongsheng Guarantee’s guarantee obligations expire, which is usually within 12 months from the time the loan and guarantee are initiated.

(f) Short-term investments

Investments in non-marketable asset management products issued by banks and financial institutions (the issuers) with original maturities of one year to five years that could be redeemed or are transferrable at any time are classified as short-term investments under the cost method. WFG’s asset management products are managed by banks and financial institutions and invested in fixed-income financial products that are permitted by the China Securities Regulatory Commission (“SRC”), such as government bonds, corporate bonds and central bank notes. The investment portfolios of these products are not disclosed to WFG by the banks or financial institutions. If the banks and financial institutions are required to redeem these investments, they will redeem them at a price equal to the outstanding principal plus accrued and unpaid interest. WFG carries these cost method investments at cost and only adjusts for other-than-temporary impairments and distributions of earnings. Management regularly evaluates the impairment of theses cost method investments at the individual security level. If the fair value of an investment is less than its amortized cost basis at the balance sheet date of the report period for which impairment is being assessed, management will determine whether the decline in fair value is temporary or permanent. If the decline in fair value is other than temporary, the cost basis of the individual security is written down to fair value as the new cost basis, and the amount of the write-down is included in current earnings. There is no impairment noted for either of the reporting periods presented herein.

Interest income from short-term investments is recognized when WFG’s right to receive payment is established. Accrued but unpaid interest income is recorded as interest receivable in the accompanying unaudited consolidated balance sheets.

(g) Financial guarantee service contracts

WFG’s financial guarantee service contracts protect lenders by providing Dongsheng Guarantee’s agreement to pay an obligor’s obligations to a holder of the debt if the obligor fails to pay the obligations when they become due.

The contract amounts reflect the extent of involvement that WFG has in the guarantee transactions and also represent Dongsheng Guarantee’s maximum exposure to credit loss. Under PRC regulations, the maximum amount Dongsheng Guarantee may provide to its financial guarantee customers is 10 times its net assets. As of September 30, 2015, the net assets of Dongsheng Guarantee were $194 million.

Dongsheng Guarantee is a party to off-balance-sheet financial instruments in the normal course of business to meet the financing needs of its customers. Financial instruments whose contract amounts represent credit risk are as follows:

	September 30, 2015	June 30, 2015
	(Unaudited)
Guarantee	$121,099,029	$126,186,812

F-7

(h) Guarantees paid on behalf of guarantee service customers

As guarantor of guarantee service customers’ loans from banks and financial institutions, Dongsheng Guarantee is obligated to repay to the banks or financial institutions for the unpaid principal and accrued interest of the loans when customers default on their loans. Repayments on behalf of guarantee service customers are recorded as guarantees paid on behalf of guarantee service customers in WFG’s consolidated balance sheets. As of September 30, 2015 and June 30, 2015, uncollected guarantees paid on behalf of guarantee service customers from guarantee service customers on whose behalf Dongsheng Guarantee had repaid the loans were $607,936 and $633,313, respectively.

(i) Provision for Guarantee Losses

A provision for possible losses to be absorbed by Dongsheng Guarantee for financial guarantees it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on financial guarantee services” in the consolidated balance sheets. This accrued liability represents probable losses and is increased or decreased by accruing a “Provision/(reversal of provision) on financial guarantee services” against commission and fee income from guarantee services throughout the terms of the guarantees as necessary when additional relevant information becomes available.

The methodology used to estimate the liability for possible guarantee losses considers the guarantee contract amounts and a variety of factors, which include, depending on the counterparty, the latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the costumers or third parties offered, and other economic conditions, such as economic trends in the area and the country. The estimates are based upon information available at the time the estimates are made. It is possible that prior experience and default history of the borrowers are not indicative of future losses on guarantees made. Any increase or decrease in the provision would affect WFG’s consolidated income statements in future years.

Dongsheng Guarantee estimated probable losses from its guarantee business to be 1% of amounts guaranteed and made an equivalent provision for possible losses on its guarantees. There was $319 and $15,923 in reversal of the provision for guarantee losses for the three months ended September 30, 2015 and 2014, respectively. No guarantees were written off during the three months ended September 30, 2015 and 2014.

(j) Net investment in direct financing leases

Lease contracts that Jinshang Leasing enters with financing lease customers transfer substantially all the rewards and risks of ownership of the leased assets, other than legal title, to the customers. These financing lease contracts are accounted for as direct financing leases in accordance with ASC 840-10-25 and ASC 840-40-25. At the inception of a transaction, the cost of the leased property is capitalized at the present value of the minimum lease payment receivables and the unguaranteed residual value of the property at the end of the lease. The difference between the sum of (i) the minimum lease payment receivables and the unguaranteed residual value and (ii) the cost of the leased property is recognized as unearned income. Unearned income is recognized over the period of the lease using the effective interest rate method.

Net investment in direct financing leases is recorded at net realizable value consisting of minimum lease payments to be received, less allowance for uncollectible lease payment obligations, as needed, and less unearned income. The allowance for lease payment receivable losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on Jinshang Leasing’s loss history, known and inherent risks in the transactions, adverse situations that may affect the lessee’s ability to repay, the estimated value of any underlying asset, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. Jinshang Leasing provides “Specific Allowances” for the lease payment receivables in lease transactions if any specific collectivity risk is identified, and “General Allowances,” based on the total minimum lease payment receivable balances of those transactions with no specific risk identified, to be used to cover unidentified probable losses. The General Allowances are set at 1% of total lease receivable balances with no specific risk identified as of September 30, 2015 and June 30, 2015. The General Allowances Jinshang Leasing provided as of September 30, 2015 and June 30, 2015 were $294,359 and $302,401, respectively, and the Specific Allowances were nil as of both September 30, 2015 and June 30, 2015. Jinshang Leasing made $4,137 and $7,688, respectively, in provisions for General Allowances during the three months ended September 30, 2015 and 2014. There was $1,009,171 written off against the Specific Allowance during the three months ended September 30, 2014 and no minimum lease payment receivable was written off against the General Allowance during the three months ended September 30, 2015.

F-8

(k) Revenue recognition

Revenue is recognized when there are probable economic benefits to WFG and when the revenue can be measured reliably, in accordance with the following:

Commission income and evaluation income from guarantee services

Commission income on guarantee services is recognized when guarantee contracts have been made whereby the related guarantee obligations have been accepted, the economic benefits associated with the guarantee contracts will probably be realized, and the amount of revenue associated with the guarantee contracts can be measured reliably. Commission income is determined based on the total fees provided for in the guarantee contracts, is recorded in full at inception as unearned income and is recognized as commission income in the income statement over the period of the guarantee using the straight-line method. The agreed commission is generally 4% to 6% of the guaranteed amount for 12 months, which represents the estimated fair value of the non-contingent guarantee liability at the inception of the guarantee.

Dongsheng Guarantee charges its financial guarantee customers a one-time fee for evaluations Dongsheng Guarantee performs as to the likelihood that customers are qualified to apply for loans from banks and other financial institutions. Evaluation income is recognized upon the completion of the evaluation.

Direct financing lease interest income

Direct financing lease interest income is recognized on an accrual basis using the effective interest method over the term of the lease by applying the rate that discounts the estimated future minimum lease payment receivables through the period of the lease to the amount of the net investment in the direct financing lease at inception.

The accrual of financing lease interest income is discontinued when a customer becomes 90 days or more past due on its lease or interest payments to Jinshang Leasing, unless WFG believes the interest is otherwise recoverable. Leases may be placed on non-accrual earlier if WFG has significant doubt about the ability of the customer to meet its lease obligations, as evidenced by consistent delinquency, deterioration in the customer’s financial condition or other relevant factors. Payments received while the lease is on non-accrual are applied to reduce the amount of the recorded value. WFG resumes accruing the interest income when WFG determines that the interest has again become recoverable, as, for example, if the customer resumes payment of the previous interest, and shows material improvement in its operating performance, financial position, and similar indicators.

Financial advisory and agency income

Jinshang Leasing and Dongsheng Guarantee provide financing solutions to customers and receive advisory fees as compensation. The advisory fees are recognized as income during the service period as the related service obligations are completed.

As a licensed finance lease company, Jinshang Leasing acts as agent in finance lease transactions between other finance lessors and lessees, or between banks and lessees. Jinshang Leasing neither receives the benefit of receiving the lease payments nor assumes the repayment obligations in these transactions. The lease agency income and advisory fees received in these transactions are recognized as income on a net basis during the service period as the related service obligations are completed.

Jinshang Leasing acts as a financing agency between other financial leasing companies that need capital and financial institutions that are willing to provide capital. Other financial leasing companies factor to Jinshang Leasing their right to collect capital lease receivables in order to obtain capital from Jinshang Leasing, and Jinshang Leasing factors to other financial institutions its right to collect debts from these financial lease companies in order to finance a portion of the capital that Jinshang Leasing provides to other financial lease companies. All of these factoring transactions are structured with recourse rights to the assignor of the receivables. Financial agency income that Jinshang Leasing earns from factoring transactions is accrued monthly as net interest income and payments that Jinshang Leasing makes on factoring loans from financial institutions are accrued monthly as interest cost, in each case in accordance with the terms of the factoring loan contracts.

F-9

(l) Property and equipment

Plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, with 3% to 5% salvage value. The average estimated useful lives of property and equipment are discussed in Note 7.

WFG eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the corresponding accounts and includes any gain or loss in the statements of income. WFG charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and improvements of equipment are capitalized.

(m) Impairment of long-lived assets

WFG applies the provisions of ASC No. 360 Sub topic 10, “Impairment or Disposal of Long-Lived Assets” (ASC 360-10) issued by the Financial Accounting Standards Board (“FASB”). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the asset. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

WFG tests long-lived assets, including property and equipment and finite-lived intangible assets, for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount of the assets is greater than their fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. WFG considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, WFG measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the rate WFG utilizes to evaluate potential investments. WFG estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses on long-lived assets in the three months ended September 30, 2015and 2014.

(n) Fair value measurements

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information for financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of WFG.

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of September 30, 2015 and June 30, 2015, financial instruments of WFG primarily consisted of cash, restricted cash, accounts receivables, other receivables, and bank loans, loans receivable and loans payable which were carried at cost on the consolidated balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

F-10

(o) Foreign currency translation

WFG’s functional currency is the United States Dollar (“USD”). The functional currency of Jinshang Leasing Jinchen Agriculture and Dongsheng Guarantee is the Chinese Yuan, or Renminbi (“RMB”).

For financial reporting purposes, the financial statements of Jinshang Leasing and Dongsheng Guarantee are prepared using RMB and translated into WFG’s functional USD currency at the exchange rates quoted by www.oanda.com. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders' equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in shareholders’ equity.

	September 30, 2015	June 30, 2015
	(Unaudited)
Balance sheet items, except for equity accounts	6.3638	6.1088

	For the three months ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Items in the statements of income and comprehensive income, and statements of cash flows	6.2680	6.1547

(p) Interest expense

Interest expense arising from loans to provide funding for financial leasing contracts is classified as cost of revenue in the statements of income.

(q) Non-interest expenses

Non-interest expenses primarily consist of salary and benefits for employees, travel expenses entertainment expenses, depreciation of equipment, office rental expenses, professional service fees, office supplies, and similar items.

(r) Income taxes

WFG accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment of the changes.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

F-11

Under the Corporate Income Tax Law of the PRC and related regulations (collectively, (the “CIT Law”), small business credit guarantee institutions are allowed to deduct from taxable income an allowance for guarantee losses as follows:

(i)	Guarantee Compensation Reserve - up to 1% of the balance of liabilities guaranteed by the company as of the end of each year ; the Guarantee Compensation Reserve of the end of the previous year is required to be added to the current year’s taxable income.

(ii)	Unexpired Liability Reserve - up to 50% of the current year’s guarantee income; the Unexpired Liability Reserve as of the end previous year is required to be added to the current year’s taxable income

(iii)	Actual guarantee compensation losses incurred by small business credit guarantee institutions are required to be first applied as a write-off of the Guarantee Compensation Reserve, and any amount in excess of the Guarantee Compensation Reserve deductible from the current year’s taxable income.

(s) Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of operations and comprehensive income.

Accumulated other comprehensive income, as presented on the balance sheets, represents cumulative foreign currency translation adjustments.

(t) Operating leases

WFG leases its principal offices under lease agreements that qualify as operating leases. WFG records the rental under the lease agreements in operating expenses when due.

(u) Commitments and contingencies

In the normal course of business, WFG is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among other things, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, WFG records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(v) Recent issued accounting pronouncements

There were various accounting standards and updates recently issued, none of which are expected to have a material impact on WFG's financial position, results of operations, or cash flows.

NOTE 3. RISKS

(a) Credit risk

Credit risk is one of the most significant risks for WFG’s business. Credit risk exposure arises principally in financial guarantees that are off-balance sheet financial instruments.

Credit risk is controlled by the application of credit approvals, limits on the amounts guaranteed and monitoring procedures. WFG manages credit risk through its risk control system based upon a “business circle” of core Small and Medium Enterprises (“SMEs”), which commences with the establishment of overall risk management strategies, pre-transaction due diligence and assessment, in-transaction risk evaluation, product design, determination of risk-adjusted pricing, design of counter-guarantee requirements and ongoing post-transaction monitoring. To minimize credit risk, WFG requires collateral in the form of rights to cash, securities or property and equipment.

WFG identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

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(b) Liquidity risk

WFG is also exposed to liquidity risk, which is the risk that it will be unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. WFG is also exposed to liquidity risk on its short-term investments, including the risks that the banks and financial institutions that manage WFG’s short-term investments will be unable to redeem such short-term investments at a price equal to principal and accrued and unpaid interest or, in extreme circumstances, such as significant redemptions or a deterioration of liquidity in the financial markets, may be unable to redeem them at all. As a result, WFG may not have access to the capital related to such short-term investments when needed. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, WFG may turn to other financial institutions, and historically has occasionally take loans from its shareholders to obtain short-term funding to meet liquidity shortages.

(c) Foreign currency risk

A majority of WFG’s operating activities and a significant portion of WFG’s assets and liabilities are denominated in the RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (the “PBOC”) or other authorized financial institutions at exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

(d) Concentration risk

As of September 30, 2015 and June 30, 2015, WFG held cash and restricted cash of $35,387,946 (unaudited) and $38,377,308, respectively, that was not insured by any governmental authority. To limit exposure to credit risk relating to deposits, WFG primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

WFG’s operations are carried out in the PRC through its direct and indirect WFOEs. Accordingly, WFG’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. WFG’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4. RESTRICTED CASH

Restricted cash represented cash pledged to banks as guarantor deposits for guarantees provided by Dongsheng Guarantee to its guarantee service customers, in the amounts to $28.3 and $28.1 million, respectively, as of September 30, 2015 and June 30, 2015; and cash deposited with banks as security for Jinshang Leasing’s bank loans for the capital lease business, in the amount of to $0.4 as of both September 30, 2015 and June 30, 2015. The banks providing loans to Dongsheng Guarantee’s guarantee service customers require Dongsheng Guarantee, as the guarantor of the loans, to pledge a cash deposit, usually in the range of 10% to 20% of the guaranteed amount. The deposits are released after the guaranteed bank loans are paid off and Dongsheng Guarantee’s guarantee obligations expire which is usually within 12 months of the origination and guarantee of the loans.

NOTE 5. SHORT-TERM INVESTMENTS

Short-term investments as of September 30, 2015 and June 30, 2015 represented transactional mutual debt fund products that Dongsheng Guarantee, Jinshang Leasing and Tianjin Jiaming purchased from other financial institutions. The term for the investments is one year, three or five years, and Dongsheng Guarantee, Jinshang Leasing and Tianjin Jiaming were entitled to redeem or transfer the investments at any time during the term. Interest from the investments varies from 5% to 15% annually, with deduction of a management fee, and was receivable quarterly, annually or upon maturity.

The balances at September 30, 2015 and June 30, 2015, by contractual maturity, were due in one year, three or five years. Actual maturities may differ from contractual maturities because of WFG’s WFOEs’ rights to redeem.

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Contractual maturity of the balances at September 30, 2015 and June 30, 2015 were as follow:

	September 30, 2015	June 30, 2015
	(Unaudited)
Mature within one year	$47,927,339	$46,654,007
Mature within three years	14,142,493	14,732,844
Mature within five years	117,854,112	122,773,704
Total	$179,923,944	$184,160,555

Interest income from short-term investments was $3,587,140 and $3,982,007, respectively, for the three months ended September 30, 2015 and 2014. Earned but uncollected interest was $2,891,403 and $247,912, respectively, as of September 30, 2015 and June 30, 2015.

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES

Jinshang Leasing’s leasing operations as of September 30, 2015 and June 30, 2015 consisted primarily of leasing high value equipment under direct financing leases expiring in 1 of 5 years. The leases bore effective interest rates of 6% to 9% per annum.

Future minimum lease receipts under non-cancellable direct financing lease arrangements are as follows:

September 30, 2015
(Unaudited)
Within 1 year.	$9,574,591
2 years	9,164,360
3 years	6,953,764
4 years	3,629,647
5 years	113,501
Total minimum lease receipts	29,435,863
Less: amount representing interest	(3,805,636)
Present value of minimum lease receipts	$25,630,227

The following is a summary of the components of the Jinshang Leasing’s net investment in direct financing leases at September 30, 2015 and June 30, 2015:

	September 30, 2015	June 30, 2015
	(Unaudited)
Total minimum lease payments to be received	$29,435,863	$30,240,137
Less: Amounts representing estimated executory costs	-	-
Minimum lease payments receivable	29,435,863	30,240,137
Less: Allowance for uncollectible receivables	(294,359)	(302,401)
Net minimum lease payment receivable	29,141,504	29,937,736
Estimated residual value of leased property	-	-
Less: unearned income	(3,805,636)	(4,108,681)
Net investment in direct financing leases	$25,335,868	$25,829,055

As of September 30, 2015 and June 30, 2015, there were no recorded investments in direct finance leases on nonaccrual status, and no recorded investments in direct finance leases past due 90 days or more and still accruing.

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The allowance for uncollectible receivables and minimum lease payments receivable in direct financing leases for the three months ended September 30, 2015 and 2014 were as follows[**:

	For the three months ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
Allowance for uncollectible receivables
Allowance for uncollectible receivables at the beginning of period	$302,401	$1,238,685
Provision for lease payments receivable	4,137	7,688
Direct write-downs charged against the allowance	-	(1,009,171)
Effect of foreign currency translation	(12,179)	(14,967)
Allowance for uncollectible receivables at the end of period	$294,359	$222,235

Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	294,359	222,235
Allowance for uncollectible receivables at the end of period	$294,359	$222,235

Minimum lease payments receivable
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	29,435,863	22,223,515
Ending balance	$29,435,863	$22,223,515

As of September 30, 2015, there were no impaired minimum lease payments receivable that caused WFG to evaluate them separately for impairment. As of June 30, 2015 there was a finance lease transaction in the principal amount of RMB50.8 million (about $8.2 million) as to which WFG expected to only collect the principal, but probably not the interest, for the purpose of providing an incentive for the customer to enter into another finance lease transaction with WFG. As of June 30, 2014, the customer had repaid the principal portion of the minimum lease payments. The minimum lease payments receivable was $1,008,876 as of June 30, 2014, consisting entirely of interest. Therefore, WFG separately evaluated the minimum lease payments receivable from this transaction, and made a $1,008,876 allowance for impairment against the minimum lease payments receivable due commencing from the inception of the finance lease. No direct financing lease interest income was ever recognized from the transaction. During the three months ended September 30, 2014, WFG agreed with the customer that the interest portion would be waived. WFG wrote off $1,009,171 against the allowance during the three months ended September 30, 2014.

The allowance for credit losses provides coverage for probable and estimable losses in WFG’s investment in direct financing leases. The allowance recorded is based on a quarterly review. The determination of the appropriate amount of any provision is highly dependent on management’s judgment at the time the allowance is recorded and takes into consideration all known relevant internal and external factors, including levels of nonperforming leases, customers’ financial condition, leased property values and collateral values as well as general economic conditions. When a direct financing lease receivable is determined to be uncollectible, because, for example, the customer goes into bankruptcy, or WFG reaches agreement with the customer to restructure the debt, the direct financing lease is be written off from amounts recorded as investments in direct finance leases.

As of September 30, 2015 and June 30, 2015, no direct financing lease receivables were past due over 90 days.

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Credit Quality of Investment in Direct Financial Leases:

WFG performs a quarterly review on the credit quality of its investments in direct financial leases, by evaluating a variety of factors, including dependence on the counterparties, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, leased property values or collateral values, and other economic conditions such as economic trends in the area or country. In cases where heightened risk is detected as a result of factors indicating that a customer is having difficulty repaying the underlying financing, such as a default in making interest payments, material changes to the customer’s business, and deterioration of financial condition and cash flow support, WFG classifies the contracts as “abnormal contracts,” contracts without such heightened risk indicators are classified as “normal contracts”. For those contracts, WFG’s WFOE generally initiates negotiations with the customer about possible improvement or remediation measures, such as an improvement plan for cash flow management, third-party support, extension plans and similar measure, and implement close supervision of the remediation measures adopted.

The risk classification of direct financing lease receivables is as follows:

	September 30, 2015	June 30, 2015
	(Unaudited)
Normal	$29,435,863	$30,240,137
Abnormal	-	-
Total	$29,435,863	$30,240,137

NOTE 7. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2015 and June 30, 2015:

	Useful life (years)	Salvage Value	September 30, 2015	June 30, 2015
			(Unaudited)
Leasehold improvements	5	3%	$33,422	$34,817
Vehicles	4--5	3%-5%	1,199,866	1,249,952
Office equipment	3--5	3%	100,482	102,522
Electric equipment	2--3	3%	65,702	64,442

Less: accumulated depreciation			(580,501)	(536,317)
Property and equipment, net			$818,971	$915,416

Depreciation expense totaled $ 66,677 and $62,614, respectively, for the three months ended September 30, 2015 and 2014.

NOTE 8. OTHER ASSETS

Other assets as of September 30, 2015 and June 30, 2015 consisted of:

	September 30, 2015	June 30, 2015
	(Unaudited)
Advanced payments to third party companies	$65,978	$391,075
Prepaid expense	340,770	-
Other receivables	23,385	36,311
	$430,133	$427,386

Prepaid expense as of September30, 2015 represented an amount Jinshang Leasing and Dongsheng Guarantee prepaid for office decoration

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NOTE 9. BANK LOAN FOR CAPITAL LEASE BUSINESS

Bank loan of $ 431,381 and $511,825 as of September 30, 2015 and June 30, 2015 represented a mortgage loan Jinshang Leasing obtained from CITIC Bank. The loan bore interest at the fixed rate of 5.75% as of September 30, 2015 and the term of the loan commenced April 3, 2015, with a maturity date of April 2, 2020.

Interest expense incurred on the loan for the three months ended September 30, 2015 and 2014 was $5, 350 and $46,558, respectively.

NOTE 10. UNEARNED INCOME FROM FINANCIAL GUARANTEE SERVICES

Dongsheng Guarantee receives guarantee commissions in full at inception of the guarantee and records unearned income before amortizing it throughout the guarantee service life. Unearned income from guarantee services was $3,566,200 and $3,659,062, respectively, as of September 30, 2015 and June 30, 2015.

NOTE 11. OTHER LIABILITIES

Other liabilities as of September 30, 2015 and June 30, 2015 consisted of:

	September 30, 2015	June 30, 2015
	(Unaudited)
Deposits from direct financing lessees	$3,160,915	$3,038,012
Payable to an equipment provider for initial investment in direct financing lease	444,795	467,465
Accrued payroll	43,649	41,741
Other tax payable	400,210	299,533
Other payables	153,795	220,592
	$4,203,364	$4,067,343

Payable to an equipment provider for initial investment in direct financing lease as of September 30, 2015 represented the unpaid portion due to an equipment provider for an initial investment by the lessor in a direct financing lease transaction for which Jinshang Leasing acted as lease agent.

NOTE 12. OTHER OPERATING EXPENSE

Other operating expense for the three months ended September 30, 2015 and 2014 consisted of:

	For the three months ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
Depreciation	$66,677	$62,614
Travel expenses	34,078	45,225
Conference expenses	6,675	53,384
Interest expenses and bank charges	(37,142)	220
Office expenses	24,236	6,797
Entertainment	6,411	11,271
Transportation	93,465	28,010
Consulting fees	141,443	77,788
Others	53,514	18,910
Total	$389,357	$304,219

Interest expense was mainly interest income from saving accounts and term deposits other than short term investments and other bank related expenses. WFG has made several such deposits for the three months ended September 30, 2015.

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NOTE 13. CAPITALIZATION

Ordinary Shares

WFG is authorized to issue up to 35,000,000 ordinary shares with a par value of $1 (“Ordinary Shares”). There were 100 Ordinary Shares issued on July 27, 2014, the date of WFG’s incorporation.

On December 2, 2014, WFG issued 30,000,000 additional Ordinary Shares to its then sole shareholder in exchange for 100% of the equity capital of Jinshang Leasing pursuant to the Jinshang Leasing Share Exchange (See Note 1).

As of September 30, 2015, there were 30,000,100 shares of Ordinary Shares issued and outstanding.

Ordinary Shares and earnings per share are adjusted retroactively for all years presented to reflect these transactions.

NOTE 14. STATUTORY RESERVE

Under PRC regulations, enterprises established in the PRC, such as WRG’s WFOEs, are required, before making any dividend distributions, to provide statutory reserves for each calendar year in an amount equal to at least 10% of their after-tax net profits for the year as reported in their PRC statutory accounts until such reserves have reached 50% of their registered capital based on the enterprises’ PRC statutory accounts. The statutory reserves can only be used for specific purposes. Jinshang Leasing and Dongsheng Guarantee did not have any statutory reserves as of the three months ended September 30, 2015 and 2014 because neither had an intent to distribute dividends.

NOTE 15. EMPLOYEE RETIREMENT BENEFITS

WFG’s WFOEs have made employee benefit contributions in accordance with applicable PRC regulations, including retirement insurance, unemployment insurance, medical insurance, provident housing fund, work injury insurance and birth insurance. WFG records the contributions as salary and employee expenses when the contributions are made. The contributions made by WFG’s WFOEs were $27, 949 and $17, 757, respectively, for three months September 30, 2015 and 2014.

NOTE 16. EARNINGS PER ORDINARY SHARE

The following table sets forth the computation of basic and diluted earnings per ordinary share for the three months ended September 30, 2015 and 2014, respectively:

	For the three months ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
Net income attributable to holders of ordinary shares	$4,656,654	$6,202,406
Basic weighted-average ordinary shares outstanding.	30,000,100	30,000,100
Effect of dilutive securities	-	-
Diluted weighted-average ordinary shares outstanding	30,000,100	30,000,100
Earnings per share:
Basic	0.16	0.21
Diluted .	0.16	0.21

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Basic earnings per share are computed by dividing the net income by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share were the same as basic earnings per ordinary share due to the lack of dilutive items in the three months ended September 30, 2015 and 2014.

NOTE 17. INCOME TAXES

The CIT Law of the PRC stipulates that domestically-owned enterprises and foreign-invested enterprises (the “FIEs”) are subject to a uniform tax rate of 25%. While the CIT Law sets equalized the tax rates for domestically-owned enterprises and FIEs, preferential tax treatment may be given to companies in certain encouraged sectors and to entities classified as high-technology companies, regardless of whether they were domestically-owned enterprises or FIEs. Jinshang Leasing and Dongsheng Guarantee are both subject to income tax at a rate of 25% for the year ending December 31, 2015 and were subject to the same rate for the year end December 31, 2014.

Under the CIT Law, investment income from security funds is exempted from enterprise income tax.

WFG evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits of the position, and measures the unrecognized benefits associated with the tax position. For three months ended September 30, 2015 and 2014, WFG had no unrecognized tax benefits.

WFG does not anticipate any significant increase to its liabilities for unrecognized tax benefits within the next 12 months. WFG will classify interest and penalties, if any, related to income tax matters in income tax expense.

WFG’s WFOEs are subject to income taxes in China and are subject to routine corporate income tax audits. Management believes that the WFOEs’ tax return positions are fully supported, but tax authorities may challenge certain positions, which may not be fully sustained. Determining the income tax expense for these potential assessments and recording the related effects requires management judgments and estimates. The amounts ultimately paid upon resolution of audits could be materially different from the amounts previously included in WFG’s income tax expense and, therefore, could have a material impact on WFG’s provision for income tax, net income and cash flows. Management believes that an adequate provision has been made for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty and the timing of the resolution and/or closure of audits is not certain. If any issues addressed in tax audits of WFG's WFOEs are resolved in a manner not consistent with management's expectations, WFG could be required to adjust its provision for income tax in the period such resolution occurs.

Income tax payable comprises:

	September 30, 2015	June 30, 2015
	(Unaudited)
Dongsheng Guarantee	$2,360,334	$1,621,710
Jinshang Leasing	1,314,619	1,446,042
Jinchen Agriculture	-	5
	$3,674,953	$3,067,757

Income tax payable represented enterprise income tax at a rate of 25% of the taxable income of WFG’s WFOE’s accrued but not paid as of September 30, 2015 and June 30, 2015.

The effective PRC tax rates for WFG’s WFOEs for the three months ended September 30, 2015 and 2014 were 7.5% and 10.3%, respectively.

F-19

The reconciliation between the effective income tax rates and the PRC statutory income tax rate of 25% is as follows:

	For the three months ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
PRC statutory tax rate	25.0%	25.0%
Effect of non-deductible expenses	0.0%	0.0%
Effect of non-taxable income	(15.8%)	(14.5%)
Others	(1.7%)	(0.2%)
Effective tax rate	7.5%	10.3%

Deferred tax arose from the difference in the tax and accounting bases of the deductible allowances for guarantee losses and lease payment receivable losses and the difference in direct financing lease income recognition between PRC accounting principles and U.S. GAAP.

As of September 30, 2015 and June 30, 2015, WFG had net deferred tax assets of $398,889 and $414,479, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considered all available evidence, both positive and negative, in determining the realizability of deferred tax assets at September 30, 2015. Management considered the availability of carry backs, scheduled reversals of deferred tax liabilities, projected future taxable income during the reversal periods, and tax planning strategies in making this assessment. Management also considered the recent history of WFG’s subsidiaries’ taxable income, trends in the subsidiaries’ earnings and tax rates, positive financial ratios, and the impact of the recent slowing growth in the Chinese economy (including the impact of credits on allowances and the provision for guarantee and direct financing lease losses; and the impact on funding levels) on WFG’s subsidiaries. Based upon its assessment, management believes that a valuation allowance was not necessary as of September 30, 2015.

	September 30, 2015	June 30, 2015
	(Unaudited)
Deferred income tax assets
Provision for direct financing leases	73,589	75,600
Direct financing lease income	325,300	338,879

Total Deferred income tax assets	398,889	414,479
Less: Valuation allowance	-	-

Net Total Deferred income tax assets	398,889	414,479

Deferred income tax liabilities
Direct financing lease losses	-	-
Allowance for guarantees	364,103	969,094
Other differences	-	154,648

Total Deferred income tax liabilities	364,103	1,123,742

WFG intends to reinvest the undistributed earnings of its WFOE operating subsidiaries as of September 30, 2015 and June 30, 2015 to fund future operations.

For the three months ended September 30, 2015, none of WFG’s operating WFOEs has been selected for examination by the relevant tax authorities and no resolution of tax audits was expected to be material to WFG’s financial statements.

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NOTE 18. RELATED PARTY TRANSACTIONS AND BALANCES

Related party transactions

Related party transactions for the three months ended September 30, 2015 and 2014 consisted of:

	For the three months ended
	September 30, 2015	September 30, 2014
Amount lent to owners
Dongsheng International Investment Group Co., Ltd	$-	$9,862,382
Dongsheng international investment Ltd (HK)	-	6,785,511
	$-	$16,647,893

Amount repaid from owners
Dongsheng International Investment Group Co., Ltd	$-	$16,182,755
Dongsheng international investment Ltd (HK)	-	8,622,679
	$-	$24,805,433

Amount repaid to owners
Wang Hong	$-	$243,716
Tian Wenjun	-	162,477
	$-	$406,194

Amount borrowed from owners
Wang Hong	$-	$16,248
Tian Wenjun	-	24,372
	$-	$40,619

The loans from shareholders and to shareholders were all interest free and due on demand. Amounts due from shareholders were fully repaid before December 31, 2014 and no balance was outstanding as of September 30, 2015.

NOTE 19. COMMITMENTS AND CONTINGENCIES

Commitments

Lease Commitments

WFG leases its principal offices. The following table sets forth WFG’s lease obligations in effect as of September 30, 2015 for future periods:

Rental payments
For the year ending September 30	(Unaudited)
2016	$279,994
2017	279,994
2018	139,997
$699,985

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Guarantee Commitments

Guarantees terminate upon payment or cancellation of the guaranteed obligation. Dongsheng Guarantee’s obligations to make payments under guarantees are triggered by the failure of the parties for which the guarantees are provided to fulfill their guaranteed obligations. The terms from inception to termination of the guarantees provided generally range from six to 12 months.

Contingencies

In the past, Dongsheng Guarantee failed to comply with PRC regulations that provide that the aggregate balance of liabilities guaranteed by a financing guarantee company for any single guaranteed party may not exceed 10% of the net assets of the guarantee company and also failed to make required social insurance and provident housing fund contributions for some of its employees. During the three months ended September 2015, Dongsheng Guarantee did not provide guarantees for loans in excess of 10% of its net assets to any single customer and made all required social insurance and provident housing fund contributions, and as of September 30, 2015, Dongsheng Guarantee had not received any notice from any relevant government authorities regarding its prior non-compliance with these requirements. However, it is possible that relevant regulatory authorities will impose penalties and/or bring legal action against Dongsheng Guarantee retrospectively. Any such penalties or legal action could have an adverse effect on WFG’s business, and management is unable to make any estimate of the amounts of any such possible penalties.

Neither WFG nor any of its subsidiaries is currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have material adverse effect on WFG’s business, financial condition or results of operations.

As of September 30, 2015, there were no claims, lawsuits, investigations and proceedings, including unasserted claims that are probable to be assessed, that have in the recent past had, or to WFG’s knowledge, are reasonably possible to have, a material effect on WFG’s financial position, results of operations or cash flows.

NOTE 20. SUBSEQUENT EVENTS

Effective October 26, 2015, Wins Finance Holdings Inc. (“Wins Finance”) consummated the transactions contemplated by the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 24, 2015 and amended on May 5, 2015, by and among Wins Finance, Sino Mercury Acquisition Corp. (“Sino”), WFG and the shareholders of WFG (the “WFG Shareholders”).

The Merger Agreement was initially disclosed in Wins Finance’s Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2015 and become effective on September 18, 2015.

Upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Sino merged with and into Wins Finance, with Wins Finance surviving the merger (the “Merger”) and (ii) the WFG Shareholders exchanged 100% of the ordinary shares of WFG for ordinary shares of Wins Finance (the “Share Exchange” together with the Merger, the “Transactions”).

Upon the Closing, Sino’s common stock, rights and units ceased trading and Wins Finance’s ordinary shares began trading on the Nasdaq Capital Market under the symbol “WINS,” subject to the listing qualifications department of Nasdaq’s ongoing review of Wins Finance’s satisfaction of all listing criteria post-business combination.

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